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                  SECURITIES AND EXCHANGE COMMISSION


                           WASHINGTON, D.C.
                                20549


                              FORM 8-K


                            CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                    Date of Report: February 2, 2000


                        FLOTEK INDUSTRIES, INC.
                        -----------------------
          (Exact name of Registrant as specified in Charter)
          --------------------------------------------------

                            ALBERT, CANADA
                            --------------
                   (State or Other Jurisdiction of
                    Incorporation or Organization)


     Commission file number  1-13270             Employer I.D. #77-0709256


     7030 Empire Central Drive
     Houston, Texas
     (Address of Principal Executive Offices)    80111
                                                 (Zip Code)


                            (713) 849-9911
                          (Telephone Number)

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ITEM 1. RESIGNATION OF DIRECTOR

        On the 24th day of January, 2000, Flotek Industries, Inc. received a letter from Larry R. Shaben announcing the tender of his resignation as a member of the board of directors of the corporation.

        Copy of the letter of resignation is attached hereto, filed herewith, and marked "Exhibit A" for identification.

ITEM 2. OTHER EVENTS

        To the knowledge of Registrant, there are no other events, with respect to which information is not otherwise called for by this form, that the Registrant deems of importance to security holders of Registrant.


                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of Registrant by the undersigned, duly authorized and empowered officer of the Registrant.

                                       FLOTEK INDUSTRIES, INC.


                                       By: /s/ Jerry D. Dumas, Sr.
                                          -------------------------------------
                                               Jerry D. Dumas, Sr.
                                               President and CEO

Date: February 2, 2000

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[LETTERHEAD]

Jan 18/00

Mr. Jerry Dumas, CEO
Flotek Industries
7030 Empire Central Drive
Houston Texas USA 77040
Fax 713 896 4511

Dear Jerry,

I have decided today that it would be best for me and for the company to tender my resignation as a director effective immediately.

During the past few months I do not feel that I have contributed enough to the board. I believe, you however, have done a commendable job in bringing costs down and putting Flotek on a path to profitability.

I wish you, the members of the board and the staff much success in the future.

Enclosed is a copy of the outstanding expense claim that you referred to during our recent telephone conversation. I would appreciate receiving payment as soon as possible.

Yours truly,

/s/ Larry R. Shaben
Larry R. Shaben